Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Retension Pharmaceuticals, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	457(o)		$	$49,335,000.00	0.000087	$4,292.15

Total Offering Amounts:							$49,335,000.00		4,292.15
Total Fees Previously Paid:									0.00
Total Fee Offsets:									4,292.15
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement on Form S-1 as amended (File No. 333-299024) (the “Registration Statement”) covers shares of common stock, par value of $0.0001 per share, of Retension Pharmaceuticals, Inc. (the “Company” or “Registrant”) to be issued and sold by the Company pursuant to the Underwriting Agreement by and between the Company and the Underwriters named therein, including shares that may be sold pursuant to the Underwriters’ over-allotment option, if any. This amendment to the Registration Statement registers a maximum aggregate offering price of $49,335,000, which amount reflects a reduction from the maximum aggregate offering price of $57,500,000 registered on the initial Registration Statement, filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2026.

The registration fee of $4,292.15, calculated in accordance with Rule 457(o), is based on a maximum aggregate offering price of $49,335,000 at a fee rate of 0.000087, which became effective as of October 1, 2026.

Pursuant to Rule 457(b) under the Securities Act, the Company is claiming a fee offset of $4,292.15 against the registration fee of $7,940.75 that was previously paid in connection with the initial Registration Statement filed with the SEC on September 18, 2026, which was calculated in accordance with Rule 457(o) based on a maximum aggregate offering price of $57,500,000 at a fee rate of 0.0001381. As a result, no additional registration fee is due in connection with the filing of this amendment to the Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	S-1	333-299024	09/18/2026		$4,292.15	Equity	Common Stock		$	$
Fee Offset Sources	Retension Pharmaceuticals, Inc.	(2)	S-1	333-299024		09/18/2026							7,940.75

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Explanation of the basis for claimed offset:

(1)	Pursuant to Rule 457(b) under the Securities Act, the Company is claiming a fee offset of $4,292.15 against the registration fee of $7,940.75 previously paid in connection with the Registration Statement. The previously paid fee was calculated in accordance with Rule 457(o) based on a maximum aggregate offering price of $57,500,000 at a fee rate of 0.0001381. This amendment registers a maximum aggregate offering price of $49,335,000, resulting in a registration fee of $4,292.15 at the fee rate of 0.000087 effective October 1, 2026. The full amount of such fee is offset by the previously paid fee, and as a result no additional registration fee is due in connection with the filing of this amendment to the Registration Statement.
(2)	Pursuant to Rule 457(b) under the Securities Act, the Company is claiming a fee offset of $4,292.15 against the registration fee of $7,940.75 previously paid in connection with the RegistrationStatement. The previously paid fee was calculated in accordance with Rule 457(o) based on a maximum aggregate offering price of $57,500,000 at a fee rate of 0.0001381. This amendmentregisters a maximum aggregate offering price of $49,335,000, resulting in a registration fee of $4,292.15 at the fee rate of 0.000087 effective October 1, 2026. The full amount of such fee is offset bythe previously paid fee, and as a result no additional registration fee is due in connection with the filing of this amendment to the Registration Statement.